As filed with the Securities and Exchange Commission on December 11, 2008

Registration No. 333-148352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AirMedia Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17/F, Sky Plaza

No. 46 Dongzhimenwai Street

Dongcheng District

Beijing 100027, People’s Republic of China

(8610) 8438-6868

(Address of Principal Executive Offices)

AirMedia Group Inc.

Amended and Restated 2007 Share Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Copies to:

Conor Chiahung Yang Chief Financial Officer 17/F, Sky Plaza, No. 46 Dongzhimenwai Street Dongcheng District 100027, Beijing People’s Republic of China Tel: (86-10) 8438-6868	Z. Julie Gao, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central Hong Kong (852) 2522-7886

Explanatory Note

AirMedia Group Inc. hereby amends its registration statement on Form S-8 (Registration No. 333-148352) by filing this Post-Effective Amendment No. 1 to reflect the amendment and restatement of the AirMedia Group Inc. 2007 Share Incentive Plan. The amended and restated AirMedia Group Inc. 2007 Share Incentive Plan is filed herewith as Exhibit 10.1 and replaces Exhibit 10.1 filed previously. No additional securities are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 11, 2008.

AirMedia Group Inc.

By:	/s/ Herman Man Guo
Name:	Herman Man Guo
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 11, 2008.

Signature	Title

/s/ Herman Man Guo	Chairman of the Board and Chief Executive Officer
Herman Man Guo

/s/ *	Chief Financial Officer (principal financial and accounting officer)
Conor Chiahung Yang

/s/ *	Director
Qing Xu

/s/ *	Director
Xiaoya Zhang

Signature	Title

/s/ *	Independent Director
Shichong Shan

/s/ *	Independent Director
Donglin Xia

/s/ Junjie Ding	Independent Director
Junjie Ding

/s/ Songzuo Xiang	Independent Director
Songzuo Xiang

	/s/ *	Authorized Representative in the United States
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates

* By:	/s/ Herman Man Guo
Herman Man Guo
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated AirMedia Group Inc. 2007 Share Incentive Plan

24.1	Power of Attorney